UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 21, 2019

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Franklin Street, 7th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry Into a Material Definitive Agreement.

On March 21, 2019, certain wholly-owned subsidiaries (the “Borrowers”) of Plymouth Industrial OP, LP (the “Operating Partnership”), the operating partnership of Plymouth Industrial REIT, Inc. (the “Company”), entered into a loan agreement (the “Allianz Loan Agreement”) with Allianz Life Insurance Company of North America (the “Lender”), providing for a mortgage loan to the Borrowers in the principal amount of $63.115 million (the “Allianz Loan”).  The Allianz Loan matures on April 10, 2026 and bears interest at a fixed rate of 4.07% per annum.  The promissory note (the “Allianz Note”) evidencing the Allianz Loan requires the Borrowers to make monthly interest-only payments through April 2022, and thereafter, the Allianz Note requires equal monthly installments of principal plus accrued interest based on a 30-year amortization period.  The Borrowers’ final payment on the Allianz Loan, due on the maturity date, shall include all outstanding principal and accrued and unpaid interest.  The Borrowers may repay the Allianz Loan at any time, subject to paying the Yield Maintenance Premium (as defined in the Allianz Note).  The Allianz Loan Agreement and the Allianz Note contain customary events of default, including non-payment of principal or interest and bankruptcy.  Each Borrower has joint and several liability for the obligations under the Allianz Note. The Company has entered into an agreement with the Lender to indemnify the Lender for losses resulting from any Recourse Liabilities (as defined in the Allianz Note) and the full amount of the outstanding indebtedness under the Allianz Loan Agreement in the event of a Full Recourse Event (as defined in the Allianz Note).

Copies of the Allianz Loan Agreement and the Allianz Note are attached to this current report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated by reference as though it were fully set forth herein.  The foregoing summary description of the Transamerica Loan Agreement is not intended to be complete and is qualified in its entirely by the complete text of the Allianz Loan Agreement and the Allianz Note.

Item 1.02   Termination of a Material Definitive Agreement

On March 21, 2019, the Company used the proceeds of the Allianz Loan to repay the loan (the “KeyBank Loan”) under the loan agreement entered into between the Operating Partnership and KeyBank National Association on December 14, 2018.  The KeyBank Loan was scheduled to mature on August 1, 2028 and bore interest at a fixed rate of 4.36% per annum.  The proceeds of the KeyBank Loan were used to partially fund the Company’s acquisition of a 20-building light industrial and flex property portfolio consisting of approximately 1.1 million rentable square feet located in Jacksonville, Florida.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Loan Agreement, dated as of March 21, 2019, by and among Allianz Life Insurance Company of North America and the Borrowers named therein.
10.2	Promissory Note (Allianz), dated March 21, 2019 under the Borrowers in favor of Allianz Life Insurance Company of North America..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: March 22, 2019	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer